Exhibit 16.1

TOTAL ASIA ASSOCIATES PLT

(LLP0016837-LCA & AF002128)

A Firm registered with US PCAOB and Malaysian MIA

C-3-1, Megan Avenue 1, 189 Off Jalan Tun Razak,

50400 Kuala Lumpur, Malaysia.

Tel: (603) 2733 9989

October 1, 2020

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

RE: TRENDMAKER INC. LIMITED

Dear Sirs/Madams:

The undersigned Total Asia Associates Plt, previously acted as independent accountants to audit the financial statements of Trendmaker Inc. Limited. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have read Item 4.01 included in the Form 8-K dated October 1, 2020 of Trendmaker Inc. Limited. to be filed with the Securities and Exchange Commission and are in agreement with the statements related to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly,

TOTAL ASIA ASSOCIATES PLT KUALA LUMPUR, MALAYSIA